Exhibit 20.8

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2007

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		19.66%
Delinquency Rate:	30 - 59 Days	1.04%
	60 - 89 Days	0.73%
	90 + Days	1.77%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		19.18%
Weighted Average Coupon		6.84%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.08%

Excess Spread Percentage
	Mar-07	7.77%
	Feb-07	7.23%
	Jan-07	6.24%
3 Month Average Excess Spread		7.08%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as

Servicer Interchange to Capital One Bank as the

Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2007

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		19.66%
Delinquency Rate:	30 - 59 Days	1.04%
	60 - 89 Days	0.73%
	90 + Days	1.77%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		19.18%
Weighted Average Coupon		5.60%
Servicing Fee Percentage		2.00%
Net Loss Rate		3.08%

Excess Spread Percentage
	Mar-07	8.50%
	Feb-07	7.53%
	Jan-07	6.77%
3 Month Average Excess Spread		7.60%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as

Servicer Interchange to Capital One Bank as the

Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2007

Capital One Master Trust (COMT)

Series		COM 2001-1	COM 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		19.66%	19.66%
Delinquency Rate:	30 - 59 Days	1.04%	1.04%
	60 - 89 Days	0.73%	0.73%
	90 + Days	1.77%	1.77%

Excess Spread Analysis

Series		COM 2001-1	COM 2001-6
Portfolio Yield		19.18%	19.18%
Weighted Average Coupon		5.51%	5.48%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.08%	3.08%

Excess Spread Percentage
	Mar-07	8.59%	8.62%
	Feb-07	7.73%	7.68%
	Jan-07	6.91%	6.91%
3-Month Average Excess Spread		7.75%	7.74%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to

Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2007

Capital One Master Trust (COMT)

Series		COM 2002-1	COM 2002-4
Size		$1,000 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	5/15/2007

Gross Monthly Payment Rate		19.66%	19.66%
Delinquency Rate:	30 - 59 Days	1.04%	1.04%
	60 - 89 Days	0.73%	0.73%
	90 + Days	1.77%	1.77%

Excess Spread Analysis

Series		COM 2002-1	COM 2002-4
Portfolio Yield		19.18%	19.22%
Weighted Average Coupon		5.54%	5.19%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.08%	3.08%

Excess Spread Percentage
	Mar-07	8.57%	8.95%
	Feb-07	7.70%	8.45%
	Jan-07	6.89%	7.43%
3-Month Average Excess Spread		7.72%	8.28%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.